UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDED

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HUMAN LIFE SCIENCE HOLDING CORP.
(Name of small business issuer in its charter)

Cayman Islands
(State or jurisdiction of incorporation or organization)

2834
(Primary Standard Industrial Classification Code Number)

(I.R.S. Employer Identification No.)

Legal Registration Address: Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman KY-1112, Cayman Islands, British West Indies.
Taipei office: 4Floor, No. 221. Sec.2, Kellung Rd., Taipei, R.O.C. Zip:106
Cell Phone: +886+939 714 999 Tel:+886+2+8732 3216

Beijing office: Room 1809,Office Tower One, Henderson Center, 18 Jian Guo Men Nei Avenue, Dongcheng District, Beijing P.R.C. Zip:100005
Tel: +86+10+6518 8918 Cell Phone:+86+136 0105 7361 Fax:+86+10+6517 9066
E-mail Address: morning@open-cc.com
(Address and telephone number of principal executive offices)

Zi Jing Qiu Address:11109 Littlebrook Ln, Fairfax VA 22030 USA
Tel: +703- 577 5886 Zip: 22030
E-mail Address: hlshcorp@gmail.com
(Name, address and telephone number of agent for service)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, without par value	16,665,000 shares	US$ 1.25 per share	US$20,831,250	US$818.68

Note:  Specific details relating to the fee calculation shall be furnished in notes to the table, including references to provisions to Rule 457 (§230.457 of this chapter) relied upon, if the basis of the calculation is not otherwise evident from the information presented in the table.  If the filing fee is calculated pursuant to Rule 457(o) under the Securities Act, only the title of the class of securities to be registered, the proposed maximum aggregate offering price for that class of securities and the amount of registration fee need to appear in the Calculation of Registration Fee table.  Any difference between the dollar amounts of securities registered for such offerings and the dollar amount of securities Act.

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus, as we have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where such an offer or sale is not permitted.

This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations about future events. These forward-looking statements are subject to risks, uncertainties and assumptions about us, which are discussed in the Risk Factors section above as well as throughout this prospectus. In light of these risks, uncertainties and assumptions, any forward-looking events discussed in this prospectus might not occur.

HUMAN LIFE

HUMAN LIFE SCIENCE HOLDING CORP.

16,665,000 shares of common stock

This prospectus covers the resale of 16,665,000 shares of our common stock held by our selling shareholders for which information is provided under the “Selling Shareholder” section of this prospectus. The shares will be offered by the selling shareholders initially at a price of $1.25 per share and thereafter, if the shares are listed on a stock exchange or quoted on the OTC Bulletin Board, at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of shares offered by the selling shareholders.

There is no market for our common stock and a market may never develop in the future.

Investing in our common stock involves substantial risks. See "Risk Factors" beginning on page 8.

Neither the Securities and Exchange Commission nor any state securities commission has not approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is: May 27, 2008.

Conventions which Apply to This Prospectus

     Except as otherwise indicated and for purposes of this prospectus only:

•“We”, “us” and “our” refer to:

     Our company – Human Life Science Holding Corp., as well as Human Life., a Cayman Islands company

•“China” or “PRC” refers to the People's Republic of China, and

•All references to “RMB” are to the legal currency of China and all references to “$”, “U.S. dollars,” “dollars” and “US$” are to the legal currency of the United States.

     All financial information in this prospectus is in U.S. dollars.

PART I - INFORMATION REQUIRED IN PROSPECTUS

Item 3. Summary Information, Risk Factors and Ration of Earnings to Fixed Charge

PROSPECTUS SUMMARY

This summary highlights material information regarding our company and the offering contained in this prospectus. However, you should read the entire prospectus carefully, including the financial statements and related notes, before making an investment decision.

Overview

Human Life Science Holding Corp. (hereafter the " Human Life ") is an organization that has been founded in Cayman Islands in July 5, 2001 (Certificate of Incorporation refer to Exhibit 1). The president is LIN SHIH-HUANG from the date of foundation to nowadays, who holds the patent of UKRAIN a biological cancer-cure drug in the People's Republic of China (hereafter “P.R.C) and Republic of China (hereafter “R.O.C”). Publish patent numbers in P.R.C and R.O.C are respectively CN1706845A (See Exhibit 2, source: http://www.sipo.gov.cn) and 200603822 (See Exhibit 3, source: http://www.tipo.gov.tw/). So far Mr. LIN SHIH-HUANG does not still transfer the patent right of UKRAIN to Human Life.

UKRAIN's registration number in America National Cancer Institution is NSC-631570, the certificate about UKRAIN's pharmacodynamics refer to exhibit 4 (source: http://dtp.nci.nih.gov/ ).

Business

Human Life Science Holding Corp. is actively conducting negotiations with the pharmaceutical companies, but the negotiations are still not completed.

Human Life don't set up one subsidiary company in Beijing, but it will found one own pharmaceutical company in Beijing in the future to control the pharmaceutical companies who are merged by Human Life.

Before UKRAIN was used in Chinese hospitals, It is needed “Import Drug License”, HUMAN LIFE is actively preparing the documents about applying “Import License” that is required in DRUG REGISTRATION REGULATION OF P.R.C. released by State Food And Drug Administration (hereafter “SFDA”) in P.R.C.

Timely Chinese government issued Drug Registration Special Approval process Implementing Method in the end of 2007 year. (Source: http://www.sda.gov.cn/ ). HUMAN Life will fully use this policy to apply special approval process for UKRAIN in SFDA and fast get the Import Drug License.

Most cancer-treatment drugs need Doctors' prescription.  OTC (drug over-the-counter) is only auxiliary source for cancer patients, not the mainstream.  There are nearly 100 cancer-treatment drugs in Chinese market for Doctors to prescribe, but all those drugs experience high mortality rate.  According to a wide-range survey conducted by Human Life with different hospitals, from different provinces and cities in China what Doctors/patients concern the most is how to lower the mortality rate without reducing treatment efficiency.

Human Life launched lectures/seminars of UKRAIN directly and continuously to hospitals and medical institutes in Great China from its foundation to nowadays, in which the doctors fully understand the pharmacology and pharmacodynamics of UKRAIN. The objection of such works is to facilitate the cooperation and build the cooperative chain cancer-cure special hospital between these hospitals and HUMAN LIFE.

The Offering

Securities offered by selling shareholders: 16,665,000 shares of common stock.

Use of proceeds: We will not receive any proceeds from the sale of the shares offered by this prospectus.

Risk Factors

The general risks of HUMAN LIFE businesses

HUMAN LIFE businesses don't have too long history.

HUMAN LIFE was founded on July 5, 2001. Because HUMAN LIFE businesses don't have too long history, it is difficult for investors to assess HUMAN LIFE businesses and perspectives.

When investors assess HUMAN LIFE businesses and perspectives, they should consider its potential risks, regarding it as one growing company in this newly rising and rapidly developing industry.

HUMAN LIFE is sill in condition of managing deficit to date

The amount of HUMAN LIFE deficits in 2007 year: 46,353 US dollars. Deficits come from the following:

•

The expenses of advertisements in advance

•

The products don't sell UKRAIN in Greater China from the date of foundation to nowadays.

•

The expenses of usual administration related to operation

If HUMAN LIFE turn loss into win in the future, it depends on gaining the Import Drug License approved by SFDA, and also relies on the successful merges with pharmaceutical companies who have good profit.

Advances to shareholders pay all company deficits; there are not any circumstances under which company should be required to repay these advances upon notice.

HUMAN LIFE depends on financial support from big shareholders since its foundation

Until now, the capitals required by HUMAN LIFE businesses all come from fifty-three shareholders, among them Mr. LIN SHIH HUANG occupies above half of capital supply.

To satisfy the requirements of operative funds, Mr. LIN SHIH-HUANG has signed a commitment letter in which he promises to supply HUMAN LIFE with operative funds in the future (seen Exhibit 5).

In one future year the major requirement of capitals is to build a pharmaceutical factory in Beijing, in which the amount of capitals is about 6.60 million US dollars.

HUMAN LIFE may confront the risk that it may not get the patent's transfer.

The business territories of HUMAN LIFE are located in P.R.C and R.O.C., but LIN SHIH-HUANG holds the UKRAIN's patent in P.R.C and R.O.C.

The risk relies on the responsibility and mission of LIN SHIH-HUANG to Company. LIN SHIH-HUANG serves as president and CEO from the date of foundation to now, he is always related to Company's life. It will be sure that Mr. LIN SHIH-HUANG will regard the company's capital ability, and agree with the transfer terms within the Company's capital ability.

Before UKRAIN is approved to use in the hospitals of P.R.C. and R.O.C., the procedure of applying “Import Drug License” to local drug administrative offices will be required; therefore there is the risk of delaying approval.

Before UKRAIN is approved to use in the hospitals of P.R.C. and R.O.C, the procedure of applying “Import Drug License” to local drug administrative offices will be required; therefore there is the risk of delaying approval. The program of applying procedure is related to the identification of policies and administrative departments, so the time taken to get the “Import Drug License” may be delayed.

Obliviously the policy risks don't exist. To amend the malpractices, P.R.C has revised the DRUG REGISTRATION REGULATION OF P.R.C. in 2007 and issued the Drug Registration Special Approval Process Implementing Method in the same year. These are beneficial for UKRAIN to enter the acceleration of approval process.

For identification of administrative departments, it needs patient explanation to administrative departments with public and clear method pursuant to available laws and regulations.

If HUMAN LIFE can't increase production facilities and manufacture enough products to tackle the requirements, the businesses will be influenced

The manufacturer of UKRAIN is Nowicky pharma (Austria). The supplies of Human Life products come from: 1. Purchase from Nowicky Pharma and import to P.R.C and R.O.C; 2. Planning to build a pharmaceutical factory in Beijing.

It will take time to accept UKRAIN in P.R.C and R.O.C

After getting the Import Drug License for UKRAIN in P.R.C and R.O.C, the market channels focus on the hospitals. The doctors in P.R.C and R.O.C are not familiar with the usage of UKRAIN, it will take some time for them to accumulate experiences and accept UKRAIN.

Sale and extension experiences for UKRAIN are not enough abundant and need to be accumulated.

In the future Human Life's businesses are divided into two parts, so there are two sales teams, one focus on generic drugs, and the other focus on prescription drug of cancer. Sale strategy of generic drugs is that HUMAN LIFE will merge pharmaceutical product companies whose businesses run well. These pharmaceutical companies have long experiences in selling generic drugs, but there are risks of competition among those pharmaceutical companies.

HUMAN LIFE has set up a sales and extension team for this cancer therapy prescription drug. Those members of this team are distributed respectively in Beijing, Shanghai, Taipei, Shenyang, Haer'bin, Wuhan, Guilin, Shenzhen, Xiamen. In order to make the doctors of grade III class A hospitals in above cities fully understand the therapeutic efficiency of UKRAIN, This sales and extension team continually held medical lectures in different regions during several years after it was established in 2001 year. But there are two risks; one is HUMAN LIFE may not manage this sales team steadily, and the other is the doctors in hospital may be changed.

HUMAN LIFE may confront claims because of product quality

UKRAIN is a prescription drug that must be prescribed by the doctors in hospitals; these hospitals may confront the risks of therapy lawsuits from patients. To tackling those conditions, the methods in future cooperative articles between HUMAN LIFE and hospitals will be made to solve the medical disputes, but for individual cases there are the risks of claims in litigation.

HUMAN LIFE may face the problems of attracting and detaining senior staffs

To date, senior staffs with more than five years in HUMAN LIFE reach 70 percent. The management team of HUMAN LIFE keep fair steady. But with businesses quickly growing, each department will employ new persons. If Company cannot skillfully tackle the relationship between senior staffs and new staffs, contradictions may happen.

If HUMAN LIFE cannot manage the businesses that are probably growing rapidly, its businesses will be influenced

Probably HUMAN LIFE businesses are rapidly developing; therefore professional abilities of every position in every department should be cultured to fit the growing businesses.

•

Employing new staffs in time

•

Perfect management systems in time

If management systems are not fit to the operation of rapidly growing businesses, HUMAN LIFE will face the risk of completing growth goal of businesses.

The rapid future growth of HUMAN LIFE depends on the realistic intellectual property

Now HUMAN LIFE holds the 20-years patents respectively in P.R.C and R.O.C. But whether these patent's claims can provide enough protections or not, HUMAN LIFE may confront the risks that the rivals may counterfeit UKRAIN.

The variation of Currency exchange rate will improve the cost related to the profits of HUMAN LIFE

All profits made by HUMAN LIFE use RMB, Hong Kong dollar, Macao dollar, new Taiwan dollar, US dollar, Eurodollar as unit, so the HUMAN LIFE will be influenced by variation of different currency exchange rate which are used as its profits and expenses settlements.

To solve the problem of different currency exchange rate, HUMAN LIFE uses US dollar as reporting currency.

HUMAN LIFE is a Cayman Island company and the rights of shareholders are more limited under Cayman Island laws than under U.S. laws

Human life is being registered in SEC to list in a stock exchange as the role of foreign company, and it does not list with the shell of a U.S. company, therefore the jurisdiction of Cayman Island laws is available for HUMAN LIFE. Now that HUMAN LIFE will list in US stock exchange, it must strictly abide by the U.S. laws

The risks related to shares

Shareholders equity would probably be diluted later

Because of business growing, probably HUMAN LIFE will continually need funds to enlarge HUMAN LIFE businesses and operation. When it happen, the board of directors will consider the option of collecting funds, probably including issuing new shares. If HUMAN LIFE issues the new capital stocks according to exception of proportional base, the percentage of Shareholders equity would decrease and be diluted.

Additionally when the board of directors considers it is at proper time and in the most beneficial condition, the shares will be listed in the other stock market, its affiliated companies and capitals will be split to listing. Any above actions will probably dilute shareholders equity.

The big shareholders of HUMAN LIFE can exercise important influence power and continually exercise the same important influence power. The big shareholders may have conflicts on business benefits; company business operation may be damaged at the same time.

Presently the shares possessed by Mr. LIN SHIH-HUANG is about 56 percent of capital stocks issued by HUMAN LIFE, Mr. LIN SHIH-HUANG will possess about 45 percent of capital stocks of HUMAN LIFE after this registration issue. Therefore Mr. LIN SHIH-HUANG can exercise important influence power on any company exchange outcome, between Mr. LIN SHIH-HUANG and HUMAN LIFE there may be some beneficial conflicts as following:

•

The investment portfolio related to HUMAN LIFE central businesses

•

Mr. LIN SHIH-HUANG sells his shares completely or partially.

The risk related to the plan that HUMAN LIFE pays dividends to stockholders

HUMAN LIFE intends to pay dividends to stockholders after it make profits in the future. However dividends may not be paid to stockholders according to the resolution of shareholders meeting if there are important investments in next year.

The shares may not be exchanged actively in stock market; stock price may appear fluctuation

After HUMAN LIFE publicly issues these registered shares, the shares may not be exchanged actively, or exchanged continually actively in stock market. Though issued price is based on comprehensive consideration of many factors, stock price may appear fluctuation because of the following factors:

•

Securities analysts, papers and other media reports change their estimations about HUMAN LIFE financial perform.

•

The market value of general biological medicine and views of investors to market may be changed.

•

Stock price and exchanged amount appear fluctuation

•

HUMAN LIFE or potential rivals announce the technological reform or experimental reports.

•

HUMAN LIFE or potential rivals announce big mergers, strategically cooperation, jointly owed enterprises or capital assume

•

Hire or fire of important staffs

•

The product price established by HUMAN LIFE or potential rivals may be changed

•

The big shareholders sell their shares

•

Lawsuit or supervision law procedure

•

The whole economy and other factors

Item 4. Use of Proceeds

We will not receive any proceeds from the sale of shares offered by the selling shareholders.

Item 5. Determination of Offering Price

The offering price is 1.25 US dollars per common share.

The factors in determination of offering price are as following:

1.

Comparing the offering price of the same type companies who are listed in NASDAQ Stock Market now.

2.

Comparing the offering price of companies who hold cancer-cure drugs when they were in the same developing stage.

3.

Referring to cash flow of the companies who hold cancer-cure drugs in five-years developing periods.

4.

Comparing Discounted Cash Flow Method and Discount Rate adopted in American stock market.

5.

Considering reasonable rate of return on investment for the future investors.

Item 6. Dilution

In this time the amount to be registered in SEC cover 25% total shares. There is not dilution.

Item 7. Selling Security Holders

As of the date of this prospectus our common stock was not quoted on any exchange and there was no public trading market.

As of May 27, 2008 we had 66,660,000 outstanding shares of common stock without par value. If all shares offered by our selling shareholders are sold, investors will own 16,665,000 shares, or 25% of our common stock, planed to offering price of approximately $1.25 per share.

The following table illustrates share selling and the comparative stock ownership of our stockholders as compared to the investors in this offering.

Shares outstanding as of
May 27, 2008	66,660,000

Shares to be sold in this offering	16,665,000

Offering price, per share	$1.25

Equity ownership by present
shareholders after this offering	75%

Equity ownership by investors
in this offering	25%

The following table shows the average amount paid by all our present shareholders for their shares as opposed to investors in this offering, assuming the shares offered by the selling shareholders are sold at a price of $1.25 per share:

List of Shareholders of Human Life Science Holding Corp.

Amount to be registered (25%)

No.	Name	Residence	Shares	Percentage	Date of Acquisition
1	LIN, SHIH-HUANG	2/F, No.16, Yongzhen Road, Yonghe, Taipei,R.O.C.	9,937,255	14.91%	07/05/2001
2	CHEN, MING-CHANG	6/F, No.19, Leye Avenue, Da'an District, Taipei,R.O.C.	166,650	0.25%	07/10/2002
3	LEU, SHUH-YAN	8/F-7, No.184, Lane 2, Chang'an East Road, Taipei,R.O.C	166,650	0.25%	12/15/2005

4	ZHANG Aihua	Room 111, Building No.7, A2 Shuangquanbao Road, Chaoyang District, Beijing, P.R.C.	759,091	1.14%	08/08/2002
5	MA Li	Room 111, Building No.7, A2 Shuangquanbao Road, Chaoyang District, Beijing, P.R.C.	729,094	1.09%	08/08/2002
6	TANG, SHIH-HSI	No.103 The first part of Nanchang Road, Taipei,R.O.C.	503,516	0.76%	03/16/2004
7	LIANG Haiqing	Room 402, Suite 2, Building No.23, 4th, Tiantongyuan, Changping District, Beijing, P.R.C.	168,317	0.25%	06/06/2003
8	ZHU Hengxin	3/F, Tower One,Yingdu Mansion, A48 Zhichun Road, Haidian Distrist, Beijing, P.R.C.	168,300	0.25%	06/06/2003
9	WAN Li	Room 803, Building No.4,Dongrunfengjing, Nanshiliju,Chaoyang District,Beijing, P.R.C.	86,308	0.13%	03/16/2004
10	CUI Hang	Room 2111, Building No.23, Liangjingmingju, Yileyuan Residential Quarter, Tongzhou District, Beijing, P.R.C.	169,417	0.25%	06/06/2003
11	XU Guo'an	Room 103, Building No.B, Gengfang International, Huayuan Road, Haidian District,Beijing, P.R.C.	172,900	0.26%	06/06/2003
12	ZHANG Liang	Room 1604, Building No.11, 3th Yard, Fengguan Road, Fengtai District, Beijing, P.R.C.	187,615	0.28%	06/06/2003
13	HUANG Haijun	Room 504,303/F, No.86,Beiyuan Road, Chaoyang District, Beijing, P.R.C.	9,366	0.01%	01/11/2006
14	HUANG Haibo	Room 504,303/F, No.86,Beiyuan Road, Chaoyang District, Beijing, P.R.C.	7,300	0.01%	01/11/2006
15	HUANG Minli	Room 504,303/F, No.86,Beiyuan Road, Chaoyang District, Beijing, P.R.C.	10,449	0.02%	01/11/2006
16	LIU Guijuan	Room 504,303/F, No.86,Beiyuan Road, Chaoyang District, Beijing, P.R.C.	6,216	0.01%	01/11/2006
17	ZHAO Guangwu	Room 504,303/F, No.86,Beiyuan Road, Chaoyang District, Beijing, P.R.C.	9,133	0.01%	01/11/2006

18	ZHAO Xianghui	Room 504,303/F, No.86,Beiyuan Road, Chaoyang District, Beijing, P.R.C.	7,533	0.01%	01/11/2006
19	SHEN Yun	Room 1204, Building No.9, No.4 Anhuili, Chaoyang District, Beijing, P.R.C	395,569	0.59%	08/08/2002
20	XU Bosen	Room 108, Suite 2, Building No.211, The Atlantic Ocean New Castle, Chaoyang District, Beijing, P.R.C	53,240	0.08%	03/16/2007
21	ZHAO Yongtao	Room 39, 7/F, Fu Suijing Building, Xicheng District, Beijing, P.R.C	21,127	0.03%	03/16/2007
22	CHI Aijie	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	11,466	0.02%	03/16/2004
23	YI Xiujie	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	11,466	0.02%	03/16/2004
24	GONG Jiaxiang	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	11,499	0.02%	03/16/2004
25	YI Xiuyan	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	11,466	0.02%	03/16/2004
26	CHENG Tao	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	11,466	0.02%	03/16/2004
27	YI Ping	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	11,466	0.02%	03/16/2004
28	TIAN Wei	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	11,466	0.02%	03/16/2004
29	YI Xiuting	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	11,466	0.02%	03/16/2004
30	YANG Na	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	11,466	0.02%	03/16/2004
31	YI Xiuli	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	11,466	0.02%	03/16/2004

32	GAO Min	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	11,466	0.02%	03/16/2004
33	YI Xiufeng	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	11,466	0.02%	03/16/2004
34	LIN Jinluan	Room 3308/3309, Building C, Sunshine 100 International Lodging House,Road Two, Guanghua, Chaoyang District, Beijing, P.R.C	5,300	0.01%	03/30/2006
35	XUE Mingzhu	Room 102, Suite 5, Building No.4, Road One, Bai Wan Zhuang , Xicheng District, Beijing, P.R.C	6,616	0.01%	07/10/2002
36	LV Defu	The Minstry of Finance, Beijing hotel, Beijing, P.R.C	1,317	0.00%	07/10/2002
37	HE Lijun	Room B111, No.168 Civilization Avenue,Guan Yin Tang ,Chaoyang District, Beijing, P.R.C	650	0.00%	10/12/2005
38	LIANG Yuyin	Room 312, 3/F, No.17, Xi San Huan Middle Road, Beijing, P.R.C	3,300	0.01%	07/10/2002
39	ZHAO Xiangze	No 147, Shi Zi Street, Nan Gang Qu, Haerbin, P.R.C.	15,846	0.02%	03/16/2007
40	ZHANG Yingjuan	Room 301, Suite 35, Long Du Garden, Da Gu South Road, Hexi District, Tianjin,P.R.C	279,789	0.42%	06/06/2003
41	ZHANG Lei	Room 402, Suite 4, Building No.33, No.35 Min Seng San Dao Avenue, Xiangfang District, Haerbin, P.R.C	166,834	0.25%	06/06/2003
42	LIN, YEN	Room 2102, Building No.6, Courtyard No.9, Jiao Chang Kou Street, Xicheng District, Beijing, P.R.C.	729,737	1.10%	06/06/2003
43	ZHENG, ZHU-XIU	Room 6, No.12 Fuhe Road, Yonghe district, Taipei,R.O.C.	165,534	0.25%	04/18/2003
44	WANG, CHIEN-KUO	2F, No 6, Nong 20, Lane 78, Fuxing Road, Wen Shan Qu, Taipei, R.O.C.	11,396	0.02%	04/18/2003
45	HUANG, HSI-CHU	No 167, San Mei Road, Qing Shui Town, Taizhong, R.O.C.	31,445	0.05%	04/18/2003

46	LIN, SHIH-CHING	No.108-6, Yuqiang Avenue, Taizhong, R.O.C.	37,963	0.06%	04/18/2003
47	CHEN, YING-ZHANG	14F-1, No. 993, Lane 4, Wenxin Road, Taizhong, R.O.C.	200,014	0.30%	04/18/2003
48	HUANG, JIA-JUN	14F-1, No. 993, Lane 4, Wenxin Road, Taizhong, R.O.C.	200,280	0.30%	04/18/2003
49	HUANG, DUN-YU	14F-1, No. 993, Lane 4, Wenxin Road, Taizhong, R.O.C.	417,858	0.63%	04/18/2003
50	CHEN, ZAI-HUI	Room 8, No.13 ,RoadTwo, Lu Guang Town Garden, Zhanghua , R.O.C.	122,788	0.18%	04/18/2003
51	ZHENG, MAN-ZHEN	Room 8, No.13 ,Road 2, Lu Guang Town Garden, Zhanghua , R.O.C.	127,188	0.19%	04/18/2003
52	GAO, SHU-FEN	Room 8, No.13 ,Road 2, Lu Guang Town Garden, Zhanghua , R.O.C.	133,637	0.20%	04/18/2003
53	CHEN, LI-JING	Room 8, No.13 ,Road 2, Lu Guang Town Garden, Zhanghua , R.O.C.	134,837	0.20%	04/18/2003
Total			16,665,000	25.00%

Note:

1. LIN SHIH-HUANG among the above selling shareholders is the only officer. His position is the company's CEO.

2. There are not material relationships between the above selling shareholders and Human Life or any of Human Life affiliates within the past three years.

List of Shareholders of Human Life Science Holding Corp.

(The amount and percentage of securities of the class owned by such selling shareholders prior to the offering)

No.	Name	Residence	Shares	Percentage	Date of Acquisition
1	LIN, SHIH-HUANG	2/F, No.16, Yongzhen Road, Yonghe, TaiPei,R.O.C.	39,749,067	59.63%	07/05/2001
2	CHEN, MING-CHANG	6/F, No.19, Leye Avenue, Da'an District, TaiPei,R.O.C.	666,600	1.00%	07/10/2002
3	LEU, SHUH-YAN	8/F-7, No.184, Lane 2, Chang'an East Road, TaiPei,R.O.C	666,600	1.00%	12/15/2005
4	Zhang Ai-Hua	Room 111, Building No.7, A2 Shuangquanbao Road, Chaoyang District, Beijing, P.R.C.	3,036,363	4.56%	08/08/2002
5	MA Li	Room 111, Building No.7, A2 Shuangquanbao Road, Chaoyang District, Beijing, P.R.C.	2,916,375	4.38%	08/08/2002
6	TANG, SHIH-HSI	No.103 The first part of Nanchang Road, Taipei,R.O.C.	2,014,065	3.02%	03/16/2004
7	Liang Hai-Qing	Room 402, Suite 2, Building No.23, 4th, Tiantongyuan, Changping District, Beijing, P.R.C.	673,266	1.01%	06/06/2003
8	Zhu Heng-Xin	3/F, Tower One,Yingdu Mansion, A48 Zhichun Road, Haidian Distrist, Beijing, P.R.C.	673,200	1.01%	06/06/2003
9	Wan Li	Room 803, Building No.4,Dongrunfengjing, Nanshiliju,Chaoyang District,Beijing, P.R.C.	345,233	0.52%	03/16/2004
10	Cui Hang	Room 2111, Building No.23, Liangjingmingju, Yileyuan Residential Quarter, Tongzhou District, Beijing, P.R.C.	677,666	1.02%	06/06/2003
11	Xu Guo-An	Room 103, Building No.B, Gengfang International, Huayuan Road, Haidian District,Beijing, P.R.C.	691,598	1.04%	06/06/2003

12	Zhang Liang	Room 1604, Building No.11, 3th Yard, Fengguan Road, Fengtai District, Beijing, P.R.C.	750,459	1.13%	06/06/2003
13	Huang Hai-Jun	Room 504,3/F, No.86,Beiyuan Road, Chaoyang District, Beijing, P.R.C.	37,463	0.06%	01/11/2006
14	Huang Hai-Bo	Room 504,3/F, No.86,Beiyuan Road, Chaoyang District, Beijing, P.R.C.	29,198	0.04%	01/11/2006
15	Huang Min-Li	Room 504,3/F, No.86,Beiyuan Road, Chaoyang District, Beijing, P.R.C.	41,796	0.06%	01/11/2006
16	Liu Gui-Juan	Room 504,3/F, No.86,Beiyuan Road, Chaoyang District, Beijing, P.R.C.	24,865	0.04%	01/11/2006
17	Zhao Guang-Wu	Room 504,3/F, No.86,Beiyuan Road, Chaoyang District, Beijing, P.R.C.	36,530	0.06%	01/11/2006
18	Zhao Xiang-Hui	Room 504,3/F, No.86,Beiyuan Road, Chaoyang District, Beijing, P.R.C.	30,131	0.05%	01/11/2006
19	Shen Yun	Room 1204, Building No.9, No.4 Anhuili, Chaoyang District, Beijing, P.R.C	1,582,276	2.37%	08/08/2002
20	Xu Bo-Sen	Room 108, Suite 2, Building No.211, The Atlantic Ocean New Castle, Chaoyang District, Beijing, P.R.C	212,958	0.32%	03/16/2007
21	Zhao Yong-Tao	Room 39, 7/F, Fu Suijing Building, Xicheng District, Beijing, P.R.C	84,508	0.13%	03/16/2007
22	Chi Ai-Jie	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	45,863	0.07%	03/16/2004
23	Yi Xiu-Jie	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	45,863	0.07%	03/16/2004
24	Gong Jia-Xiang	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	45,996	0.07%	03/16/2004
25	YI Xiu-Yan	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	45,863	0.07%	03/16/2004

26	Cheng Tao	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	45,863	0.07%	03/16/2004
27	Yi Ping	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	45,863	0.07%	03/16/2004
28	Tian Wei	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	45,863	0.07%	03/16/2004
29	Yi Xiu-Ting	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	45,863	0.07%	03/16/2004
30	Yang Na	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	45,863	0.07%	03/16/2004
31	Yi Xiu-Li	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	45,863	0.07%	03/16/2004
32	Gao Min	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	45,863	0.07%	03/16/2004
33	Yi Xiu-Feng	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	45,863	0.07%	03/16/2004
34	Lin Jin-Luan	Room 3308/3309, Building C, Sunshine 100 International Lodging House,Road Two, Guanghua, Chaoyang District, Beijing, P.R.C	21,198	0.03%	03/30/2006
35	Xue Ming-Zhu	Room 102, Suite 5, Building No.4, Road One, Bai Wan Zhuang , Xicheng District, Beijing, P.R.C	26,465	0.04%	07/10/2002
36	Lv De-Fu	The Minstry of Finance, Beijing hotel, Beijing, P.R.C	5,267	0.01%	07/10/2002
37	He Li-Jun	Room B111, No.168 Civilization Avenue,Guan Yin Tang ,Chaoyang District, Beijing, P.R.C	2,600	0.00%	10/12/2005
38	Liang Yu-Yin	Room 312, 3/F, No.17, Xi San Huan Middle Road, Beijing, P.R.C	13,199	0.02%	07/10/2002
39	Zhao Xiang-Ze	No 147, Shi Zi Street, Nan Gang Qu, Haerbin, P.R.C.	63,382	0.10%	03/16/2007

#

40	Zhang Ying-Juan	Room 301, Suite 35, Long Du Garden, Da Gu South Road, Hexi District, Tianjin,P.R.C	1,119,155	1.68%	06/06/2003
41	Zhang Lei	Room 402, Suite 4, Building No.33, No.35 Min Seng San Dao Avenue, Xiangfang District, Haerbin, P.R.C	667,334	1.00%	06/06/2003
42	LIN, YEN	Room 2102, Building No.6, Courtyard No.9, Jiao Chang Kou Street, Xicheng District, Beijing, P.R.C.	2,918,946	4.38%	06/06/2003
43	Zheng Zhu-Xiu	Room 6, No.12 Fuhe Road, Yonghe district, TaiPei,R.O.C.	662,134	0.99%	04/18/2003
44	WANG, Chien-Kuo	2F, No 6, Nong 20, Lane 78, Fuxing Road, Wen Shan Qu, Taipei, R.O.C.	45,582	0.07%	04/18/2003
45	HUANG, Hsi-Chu	No 167, San Mei Road, Qing Shui Town, Taizhong, R.O.C.	125,778	0.19%	04/18/2003
46	LIN, Shih-Ching	No.108-6, Yuqiang Avenue, Taizhong, R.O.C.	151,852	0.23%	04/18/2003
47	CHEN, Ying-Zhang	14F-1, No. 993, Lane 4, Wenxin Road, Taizhong, R.O.C.	800,054	1.20%	04/18/2003
48	HUANG, Jia-Jun	14F-1, No. 993, Lane 4, Wenxin Road, Taizhong, R.O.C.	801,120	1.20%	04/18/2003
49	HUANG, Dun-Yu	14F-1, No. 993, Lane 4, Wenxin Road, Taizhong, R.O.C.	1,671,433	2.51%	04/18/2003
50	CHEN, Zai-Hui	Room 8, No.13 ,RoadTwo, Lu Guang Town Garden, Zhanghua , R.O.C.	491,151	0.74%	04/18/2003
51	ZHENG, Man-Zhen	Room 8, No.13 ,Road 2, Lu Guang Town Garden, Zhanghua , R.O.C.	508,750	0.76%	04/18/2003
52	GAO, Shu-Fen	Room 8, No.13 ,Road 2, Lu Guang Town Garden, Zhanghua , R.O.C.	534,547	0.80%	04/18/2003
53	CHEN, Li-Jing	Room 8, No.13 ,Road 2, Lu Guang Town Garden, Zhanghua , R.O.C.	539,347	0.81%	04/18/2003
Total			66,660,000	100.00%

List of Shareholders of Human Life Science Holding Corp.

(The amount and percentage of the class to be owned by such selling shareholders after completion of the offering)

No.	Name	Residence	Shares	Percentage	Date of Acquisition
1	LIN, SHIH-HUANG	2/F, No.16, Yongzhen Road, Yonghe, Taipei,R.O.C.	29,811,800	44.72%	07/05/2001
2	CHEN, MING-CHANG	6/F, No.19, Leye Avenue, Da'an District, Taipei,R.O.C.	499,950	0.75%	07/10/2002
3	LEU, SHUH-YAN	8/F-7, No.184, Lane 2, Chang'an East Road, Taipei,R.O.C	499,950	0.75%	12/15/2005
4	ZHANG Aihua	Room 111, Building No.7, A2 Shuangquanbao Road, Chaoyang District, Beijing, P.R.C.	2,277,272	3.42%	08/08/2002
5	MA Li	Room 111, Building No.7, A2 Shuangquanbao Road, Chaoyang District, Beijing, P.R.C.	2,187,281	3.28%	08/08/2002
6	TANG, SHIH-HSI	No.103 The first part of Nanchang Road, Taipei,R.O.C.	1,510,549	2.27%	03/16/2004
7	LIANG Haiqing	Room 402, Suite 2, Building No.23, 4th, Tiantongyuan, Changping District, Beijing, P.R.C.	504,950	0.76%	06/06/2003
8	ZHU Hengxin	3/F, Tower One,Yingdu Mansion, A48 Zhichun Road, Haidian Distrist, Beijing, P.R.C.	504,900	0.76%	06/06/2003
9	WAN Li	Room 803, Building No.4,Dongrunfengjing, Nanshiliju,Chaoyang District,Beijing, P.R.C.	258,925	0.39%	03/16/2004
10	CUI Hang	Room 2111, Building No.23, Liangjingmingju, Yileyuan Residential Quarter, Tongzhou District, Beijing, P.R.C.	508,250	0.76%	06/06/2003
11	XU Guo'an	Room 103, Building No.B, Gengfang International, Huayuan Road, Haidian District,Beijing, P.R.C.	518,699	0.78%	06/06/2003
12	ZHANG Liang	Room 1604, Building No.11, 3th Yard, Fengguan Road, Fengtai District, Beijing, P.R.C.	562,844	0.84%	06/06/2003

13	HUANG Haijun	Room 504,303/F, No.86,Beiyuan Road, Chaoyang District, Beijing, P.R.C.	28,097	0.04%	01/11/2006
14	HUANG Haibo	Room 504,303/F, No.86,Beiyuan Road, Chaoyang District, Beijing, P.R.C.	21,899	0.03%	01/11/2006
15	HUANG Minli	Room 504,303/F, No.86,Beiyuan Road, Chaoyang District, Beijing, P.R.C.	31,347	0.05%	01/11/2006
16	LIU Guijuan	Room 504,303/F, No.86,Beiyuan Road, Chaoyang District, Beijing, P.R.C.	18,649	0.03%	01/11/2006
17	ZHAO Guangwu	Room 504,303/F, No.86,Beiyuan Road, Chaoyang District, Beijing, P.R.C.	27,398	0.04%	01/11/2006
18	ZHAO Xianghui	Room 504,303/F, No.86,Beiyuan Road, Chaoyang District, Beijing, P.R.C.	22,598	0.03%	01/11/2006
19	SHEN Yun	Room 1204, Building No.9, No.4 Anhuili, Chaoyang District, Beijing, P.R.C	1,186,707	1.78%	08/08/2002
20	XU Bosen	Room 108, Suite 2, Building No.211, The Atlantic Ocean New Castle, Chaoyang District, Beijing, P.R.C	159,719	0.24%	03/16/2007
21	ZHAO Yongtao	Room 39, 7/F, Fu Suijing Building, Xicheng District, Beijing, P.R.C	63,381	0.10%	03/16/2007
22	CHI Aijie	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	34,397	0.05%	03/16/2004
23	YI Xiujie	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	34,397	0.05%	03/16/2004
24	GONG Jiaxiang	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	34,397	0.05%	03/16/2004
25	YI Xiuyan	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	34,397	0.05%	03/16/2004
26	CHENG Tao	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	34,397	0.05%	03/16/2004

27	YI Ping	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	34,397	0.05%	03/16/2004
28	TIAN Wei	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	34,397	0.05%	03/16/2004
29	YI Xiuting	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	34,397	0.05%	03/16/2004
30	YANG Na	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	34,397	0.05%	03/16/2004
31	YI Xiuli	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	34,397	0.05%	03/16/2004
32	GAO Min	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	34,397	0.05%	03/16/2004
33	YI Xiufeng	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	34,397	0.05%	03/16/2004
34	LIN Jinluan	Room 3308/3309, Building C, Sunshine 100 International Lodging House,Road Two, Guanghua, Chaoyang District, Beijing, P.R.C	15,899	0.02%	03/30/2006
35	XUE Mingzhu	Room 102, Suite 5, Building No.4, Road One, Bai Wan Zhuang , Xicheng District, Beijing, P.R.C	19,849	0.03%	07/10/2002
36	LV Defu	The Minstry of Finance, Beijing hotel, Beijing, P.R.C	3,950	0.01%	07/10/2002
37	HE Lijun	Room B111, No.168 Civilization Avenue,Guan Yin Tang ,Chaoyang District, Beijing, P.R.C	1,950	0.00%	10/12/2005
38	LIANG Yuyin	Room 312, 3/F, No.17, Xi San Huan Middle Road, Beijing, P.R.C	9,899	0.02%	07/10/2002
39	ZHAO Xiangze	No 147, Shi Zi Street, Nan Gang Qu, Haerbin, P.R.C.	47,537	0.07%	03/16/2007
40	ZHANG Yingjuan	Room 301, Suite 35, Long Du Garden, Da Gu South Road, Hexi District, Tianjin,P.R.C	839,366	1.26%	06/06/2003

41	ZHANG Lei	Room 402, Suite 4, Building No.33, No.35 Min Seng San Dao Avenue, Xiangfang District, Haerbin, P.R.C	500,501	0.75%	06/06/2003
42	LIN, YEN	Room 2102, Building No.6, Courtyard No.9, Jiao Chang Kou Street, Xicheng District, Beijing, P.R.C.	2,189,210	3.28%	06/06/2003
43	ZHENG, ZHU-XIU	Room 6, No.12 Fuhe Road, Yonghe district, Taipei,R.O.C.	496,601	0.75%	04/18/2003
44	WANG, CHIEN-KUO	2F, No 6, Nong 20, Lane 78, Fuxing Road, Wen Shan Qu, Taipei, R.O.C.	34,187	0.05%	04/18/2003
45	HUANG, HSI-CHU	No 167, San Mei Road, Qing Shui Town, Taizhong, R.O.C.	94,334	0.14%	04/18/2003
46	LIN, SHIH-CHING	No.108-6, Yuqiang Avenue, Taizhong, R.O.C.	113,889	0.17%	04/18/2003
47	CHEN, YING-ZHANG	14F-1, No. 993, Lane 4, Wenxin Road, Taizhong, R.O.C.	600,041	0.90%	04/18/2003
48	HUANG, JIA-JUN	14F-1, No. 993, Lane 4, Wenxin Road, Taizhong, R.O.C.	600,840	0.90%	04/18/2003
49	HUANG, DUN-YU	14F-1, No. 993, Lane 4, Wenxin Road, Taizhong, R.O.C.	1,253,575	1.88%	04/18/2003
50	CHEN, ZAI-HUI	Room 8, No.13 ,RoadTwo, Lu Guang Town Garden , Zhanghua , R.O.C.	368,363	0.55%	04/18/2003
51	ZHENG, MAN-ZHEN	Room 8, No.13 ,Road 2, Lu Guang Town Garden , Zhanghua , R.O.C.	381,563	0.57%	04/18/2003
52	GAO, SHU-FEN	Room 8, No.13 ,Road 2, Lu Guang Town Garden , Zhanghua , R.O.C.	400,910	0.60%	04/18/2003
53	CHEN, LI-JING	Room 8, No.13 ,Road 2, Lu Guang Town Garden , Zhanghua , R.O.C.	404,510	0.61%	04/18/2003
Total			49,995,000	75.00%

Item 8. Plan of Distribution

The shares of our common stock which the selling stockholders or their pledges, donees, transferees or other successors in interest may offer for resale will be sold initially at a price of $1.25 per share and thereafter if the shares are listed for trading on the American Stock Exchange or any other stock exchange at then prevailing market prices or privately negotiated prices in one or more of the following transactions:

•

Block transactions;

•

Transactions on the American Stock Exchange, Electronic Bulletin Board or on such other market on which our common stock may from time to time be trading;

•

Privately-negotiated transactions;

•

Through the writing of options on the shares;

•

Short sales; or

•

Any combination of these transactions.

The sale price to the public in these transactions may be:

•

The market price prevailing at the time of sale;

•

A price related to the prevailing market price;

•

Negotiated prices; or

•

Such other price as the selling stockholders determine from time to time.

The selling shareholders may also sell their shares pursuant to Rule 144 under the Securities Act of 1933.

The selling shareholders will have the sole and absolute discretion not to accept any purchase offer or make any sale of these shares of our common stock if they deem the purchase price to be unsatisfactory at any particular time.

The selling shareholders or their pledges, donees, transferees or other successors in interest, may also sell these shares of our common stock directly to market makers and/or broker-dealers acting as agents for their customers. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of these shares of our common stock for whom such broker-dealers may act as agents. As to a particular broker-dealer, this compensation might be in excess of customary commissions. Market makers and block purchasers purchasing these shares of our common stock may do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of our common stock in block transactions to market makers or other purchasers at a price per share which may be below the prevailing market price of our common stock. There can be no assurance that all or any of these shares of our common stock offered hereby will be issued to, or sold by, the selling stockholders. Upon effecting the sale of any of these shares of our common stock offered under this prospectus, the selling stockholders and any brokers, dealers or agents, hereby, may be deemed "underwriters" as that term is defined under the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations thereunder.

Alternatively, the selling stockholders may sell all or any part of the shares of our common stock offered hereby through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into. If a selling stockholder enters into an agreement or agreements with an underwriter, then the relevant details will be set forth in a supplement or revision to this prospectus.

The selling stockholders and any other persons participating in the sale or distribution of these shares of our common stock will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder including, without limitation, Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of these shares of our common stock by, the selling stockholders. Furthermore, pursuant to Regulation M, a person engaged in a distribution of securities is prohibited from bidding for, purchasing or attempting to induce any person to bid for or purchase our securities for a period beginning five business days prior to the date of this prospectus until such person is no longer a selling stockholder. These regulations may affect the marketability of these shares of our common stock.

None of the selling shareholders are broker/dealers or are affiliated with broker/dealers.

Item 9. Description of Securities to be Registered

General

We are authorized to issue 16,665,000 shares of our common stock, $1.25 par value per share.  See “Business-U.S.A. Laws and Regulations affecting our Business” for information concerning Cayman Islands laws and regulations, which could impact the rights of our shareholders or limit our ability to pay dividends.

Common Stock

As of the date of this prospectus we had 66,660,000 outstanding shares of common stock held by 53 stockholders.  The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors.  There is no right to cumulate votes in the election of directors.  The holders of common stock are entitled to any dividends that may be declared by the Board of Directors out of funds legally available therefore subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock.

Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities.

Preferred Stock

We are not authorized to issue preferred stock in one or more series with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and such qualifications, limitations and restrictions, as are determined by resolution of our Board of Directors. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by stockholders and could adversely affect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock. There are no shares of Preferred Stock outstanding.

Dividends

We will pay dividends on our capital stock according to the decision of the board of directors. So far we still have not paid dividends.

Item 10. Interest of Named Experts and Counsel

HUMAN LIFE has not even paid any fee or presented any securities to any experts and counsel.

Item 11. Information with Respect to the Registrant

The following description is disclosed based on the current status of HUMAN LIFE.

The business of HUMAN LIFE: involved in the business of sales of medicines. At present, we don't receive any income from sales.

The total asset of HUMAN LIFE is 51,872 US Dollars until Dec. 31, 2007.

HUMAN LIFE has no legal proceedings or has involved in any arbitration. We have never been suited and suit others in the past.

The directors or senior managers of HUMAN LIFE have no related transactions with the company.

Lin Shih-huang owns the patent right of UKRAIN in P.R.C and R.O.C. The business plan of Human Life at present is directed to P.R.C and R.O.C. The Company has no business plan in the seven European countries now. The ownership of the patent right of the seven European countries should not be disclosed till Human Life has business actions there.

Nowicky is the inventor of UKRAIN and the chairman of the board of Nowicky Pharma as well. Nowicky and Nowicky Pharma have business with Lin Shih-huang. Lin has not transferred the patent right of UKRAIN in P.R.C.and R.O.C. to Human Life right now. Human Life plans the purchase UKRAIN from Nowicky Pharma after obtaining the import registration license of P.R.C. The purchasing and provision contract is still under negotiation.

There is no expense documents that can prove Human Life has participated in the past clinical trials and applications of UKRAIN. The participant is Mr.Lin Shih-huang. Therefore, Human Life should not disclose the description of the effectiveness of UKRAIN. The only thing that Human Life can provide is that there is detailed database in http://dtp.nci.nih.gov/ if you want to refer to the medicinal effectiveness of UKRAIN.

The products that Human Life plans to sell are common medicines and UKRIAN. The business of common medicines is still under negotiation with medicinal companies. There is no valid result now; therefore, the situation should not be disclosed now. Human Life will disclose it when agreements are achieved in the negotiation. The types of cancer that UKRAIN can cure should not be disclosed either, because Human Life has not participated the clinical trials of UKRAIN. The thing that can be disclosed is: in the near future, Human Life will have a clinical study on pancreatic cancer in Beijing, China. As for the time the trial, we will disclose it as soon as we make agreements with clinical hospitals.

The value of Human Life lies in the speed future market channels for UKRAIN that have been established by Human Life in over 6 years' time. The market channels are based in cities of P.R.C.and R.O.C. that have been described in the above chapter and are established in 6 years by 22 business managers from those cities. Those 22 managers are all old employees of Mr. Lin Shih-huang (worked for over 7 years). To save expense on the salaries of employees, Human Life asked Mr. Lin Shih-huang to pay most of the salaries. Human Life only pay a small amount listed on the income statement. The 22 people mentioned above are not shareholders of Human Life and do not have related transactions with Human Life either.

The medicine companies that Human Life is negotiating must acquire two basic elements: 1. having profiting performance in the first two years; 2. having stable sales team. The reason is it represents that the medicine company have established solid market channels.

The agreement content about HUMAN LIFE purchasing UKRAIN and common medicines is all under negotiation. Now, what could be disclosed is that Nowicky Pharma has not required Human Life for minimal purchasing amount. Another information: if Nowicky Pharma requires that in the future, Human life will not worry about the minimal purchasing promise because of its straight market channels. (Do not know whether this disclosure violate the disclosure principals)

Human Life's market competitors:

Trade Name	Indication
TACE	Drug for Liver Cancer
Gleevec	Drug for Stomach Cancer
Iressa	Drug for Lung Cancer
Tarceva	Drug for Lung Cancer
Erbitux	Drug for Colorectal Cancer
Avastin	Drug for Colorectal Cancer
Herceptin	Drug for Breast Cancer

The key work for the next step of Human Life is to apply to SFDA for “Import Drug License”. The applicable law is “Drug Registration Special Approval process Implementing Method”. The office location of SFDA is in Beijing, China. The application process is therefore done in Beijing.

No directors, senior managers or important shareholders of Human Life has any related transaction with Human Life.

The following table shows, as of May 27, 2008, the common stock ownership of (i) each person known by us to be the beneficial owner of five percent or more of our common stock, (ii) each officer and director and (iii) all officers and directors as a group. Each person has sole voting and investment power with respect to the shares of common stock shown, and all ownership is of record and beneficial.

List of Shareholders of Human Life Science Holding Corp.

No.	Name	Residence	Shares	Percentage	Date of Acquisition
1	LIN, SHIH-HUANG	2/F, No.16, Yongzhen Road, Yonghe, TaiPei,R.O.C.	39,749,067	59.63%	07/05/2001
2	CHEN, MING-CHANG	6/F, No.19, Leye Avenue, Da'an District, TaiPei,R.O.C.	666,600	1.00%	07/10/2002
3	LEU, SHUH-YAN	8/F-7, No.184, Lane 2, Chang'an East Road, TaiPei,R.O.C	666,600	1.00%	12/15/2005
4	Zhang Ai-Hua	Room 111, Building No.7, A2 Shuangquanbao Road, Chaoyang District, Beijing, P.R.C.	3,036,363	4.56%	08/08/2002

5	MA Li	Room 111, Building No.7, A2 Shuangquanbao Road, Chaoyang District, Beijing, P.R.C.	2,916,375	4.38%	08/08/2002
6	TANG, SHIH-HSI	No.103 The first part of Nanchang Road, Taipei,R.O.C.	2,014,065	3.02%	03/16/2004
7	Liang Hai-Qing	Room 402, Suite 2, Building No.23, 4th, Tiantongyuan, Changping District, Beijing, P.R.C.	673,266	1.01%	06/06/2003
8	Zhu Heng-Xin	3/F, Tower One,Yingdu Mansion, A48 Zhichun Road, Haidian Distrist, Beijing, P.R.C.	673,200	1.01%	06/06/2003
9	Wan Li	Room 803, Building No.4,Dongrunfengjing, Nanshiliju,Chaoyang District,Beijing, P.R.C.	345,233	0.52%	03/16/2004
10	Cui Hang	Room 2111, Building No.23, Liangjingmingju, Yileyuan Residential Quarter, Tongzhou District, Beijing, P.R.C.	677,666	1.02%	06/06/2003
11	Xu Guo-An	Room 103, Building No.B, Gengfang International, Huayuan Road, Haidian District,Beijing, P.R.C.	691,598	1.04%	06/06/2003
12	Zhang Liang	Room 1604, Building No.11, 3th Yard, Fengguan Road, Fengtai District, Beijing, P.R.C.	750,459	1.13%	06/06/2003
13	Huang Hai-Jun	Room 504,3/F, No.86,Beiyuan Road, Chaoyang District, Beijing, P.R.C.	37,463	0.06%	01/11/2006
14	Huang Hai-Bo	Room 504,3/F, No.86,Beiyuan Road, Chaoyang District, Beijing, P.R.C.	29,198	0.04%	01/11/2006
15	Huang Min-Li	Room 504,3/F, No.86,Beiyuan Road, Chaoyang District, Beijing, P.R.C.	41,796	0.06%	01/11/2006
16	Liu Gui-Juan	Room 504,3/F, No.86,Beiyuan Road, Chaoyang District, Beijing, P.R.C.	24,865	0.04%	01/11/2006
17	Zhao Guang-Wu	Room 504,3/F, No.86,Beiyuan Road, Chaoyang District, Beijing, P.R.C.	36,530	0.06%	01/11/2006

18	Zhao Xiang-Hui	Room 504,3/F, No.86,Beiyuan Road, Chaoyang District, Beijing, P.R.C.	30,131	0.05%	01/11/2006
19	Shen Yun	Room 1204, Building No.9, No.4 Anhuili, Chaoyang District, Beijing, P.R.C	1,582,276	2.37%	08/08/2002
20	Xu Bo-Sen	Room 108, Suite 2, Building No.211, The Atlantic Ocean New Castle, Chaoyang District, Beijing, P.R.C	212,958	0.32%	03/16/2007
21	Zhao Yong-Tao	Room 39, 7/F, Fu Suijing Building, Xicheng District, Beijing, P.R.C	84,508	0.13%	03/16/2007
22	Chi Ai-Jie	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	45,863	0.07%	03/16/2004
23	Yi Xiu-Jie	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	45,863	0.07%	03/16/2004
24	Gong Jia-Xiang	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	45,996	0.07%	03/16/2004
25	YI Xiu-Yan	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	45,863	0.07%	03/16/2004
26	Cheng Tao	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	45,863	0.07%	03/16/2004
27	Yi Ping	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	45,863	0.07%	03/16/2004
28	Tian Wei	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	45,863	0.07%	03/16/2004
29	Yi Xiu-Ting	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	45,863	0.07%	03/16/2004
30	Yang Na	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	45,863	0.07%	03/16/2004
31	Yi Xiu-Li	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	45,863	0.07%	03/16/2004

32	Gao Min	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	45,863	0.07%	03/16/2004
33	Yi Xiu-Feng	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	45,863	0.07%	03/16/2004
34	Lin Jin-Luan	Room 3308/3309, Building C, Sunshine 100 International Lodging House,Road Two, Guanghua, Chaoyang District, Beijing, P.R.C	21,198	0.03%	03/30/2006
35	Xue Ming-Zhu	Room 102, Suite 5, Building No.4, Road One, Bai Wan Zhuang , Xicheng District, Beijing, P.R.C	26,465	0.04%	07/10/2002
36	Lv De-Fu	The Minstry of Finance, Beijing hotel, Beijing, P.R.C	5,267	0.01%	07/10/2002
37	He Li-Jun	Room B111, No.168 Civilization Avenue,Guan Yin Tang ,Chaoyang District, Beijing, P.R.C	2,600	0.00%	10/12/2005
38	Liang Yu-Yin	Room 312, 3/F, No.17, Xi San Huan Middle Road, Beijing, P.R.C	13,199	0.02%	07/10/2002
39	Zhao Xiang-Ze	No 147, Shi Zi Street, Nan Gang Qu, Haerbin, P.R.C.	63,382	0.10%	03/16/2007
40	Zhang Ying-Juan	Room 301, Suite 35, Long Du Garden, Da Gu South Road, Hexi District, Tianjin,P.R.C	1,119,155	1.68%	06/06/2003
41	Zhang Lei	Room 402, Suite 4, Building No.33, No.35 Min Seng San Dao Avenue, Xiangfang District, Haerbin, P.R.C	667,334	1.00%	06/06/2003
42	LIN, YEN	Room 2102, Building No.6, Courtyard No.9, Jiao Chang Kou Street, Xicheng District, Beijing, P.R.C.	2,918,946	4.38%	06/06/2003
43	Zheng Zhu-Xiu	Room 6, No.12 Fuhe Road, Yonghe district, TaiPei,R.O.C.	662,134	0.99%	04/18/2003
44	WANG, Chien-Kuo	2F, No 6, Nong 20, Lane 78, Fuxing Road, Wen Shan Qu, Taipei, R.O.C.	45,582	0.07%	04/18/2003
45	HUANG, Hsi-Chu	No 167, San Mei Road, Qing Shui Town, Taizhong, R.O.C.	125,778	0.19%	04/18/2003

46	LIN, Shih-Ching	No.108-6, Yuqiang Avenue, Taizhong, R.O.C.	151,852	0.23%	04/18/2003
47	CHEN, Ying-Zhang	14F-1, No. 993, Lane 4, Wenxin Road, Taizhong, R.O.C.	800,054	1.20%	04/18/2003
48	HUANG, Jia-Jun	14F-1, No. 993, Lane 4, Wenxin Road, Taizhong, R.O.C.	801,120	1.20%	04/18/2003
49	HUANG, Dun-Yu	14F-1, No. 993, Lane 4, Wenxin Road, Taizhong, R.O.C.	1,671,433	2.51%	04/18/2003
50	CHEN, Zai-Hui	Room 8, No.13 ,RoadTwo, Lu Guang Town Garden, Zhanghua , R.O.C.	491,151	0.74%	04/18/2003
51	ZHENG, Man-Zhen	Room 8, No.13 ,Road 2, Lu Guang Town Garden, Zhanghua , R.O.C.	508,750	0.76%	04/18/2003
52	GAO, Shu-Fen	Room 8, No.13 ,Road 2, Lu Guang Town Garden, Zhanghua , R.O.C.	534,547	0.80%	04/18/2003
53	CHEN, Li-Jing	Room 8, No.13 ,Road 2, Lu Guang Town Garden, Zhanghua , R.O.C.	539,347	0.81%	04/18/2003
Total			66,660,000	100.00%

As indicated in the “Selling Shareholder” section of this prospectus, the Company's officers and directors plan to sell some of their shares by means of this prospectus.

Item 12. Management's Discussion and Analysis of Financial Condition and Result of Operations

The summary

HUMAN LIFE SCIENCE HOLDING CORP. was founded on July 7, 2001. This time HUMAN LIFE is planning to register 16,665,000 common shares in SEC, the aim of exchange is to develop HUMAN LIFE businesses. Except for additional information, all HUMAN LIFE businesses are included in this prospectus.

Present conditions

HUMAN LIFE doesn't have operative incomes until now.

Tendency and uncertainties

The businesses of HUMAN LIFE involve the sales of medicines. The income tax rate in medical industry of P.R.C is 25% according to the related laws and regulations. We cannot anticipate whether the income tax rate is increased or not.

The future fund demand and resources

Fund demand

Primary Expenditure	Amount of money (USD, thousand)
1. To establish one pharmaceutical factory with GMP certificate in Beijing	6600
2. To built up and maintain the brand continually, establish cooperation with hospitals newly and distribute	1200
3.General operating fund	1200
Total	9000

Note: For the resources of the above funds, HUMAN LIFE hopes to raise money in capital market after completing this registration.

Commitment from big shareholders

The big shareholder Mr. LIN SHIH-HUANG commits to supply capital to the company to ensure its operation before HUMAN LIFE cannot raise the funds of 9000 thousands USD.

Businesses

The business of marketing UKRAIN can begin after getting the Import Drug License.

For the business of merging pharmaceutical companies, HUMAN LIFE will use share exchange as the terms merging pharmaceutical companies if the raised money is not enough.

Competition

Human Life's market competitors:

Trade Name	Indication
TACE	Drug for Liver Cancer
Gleevec	Drug for Stomach Cancer
Iressa	Drug for Lung Cancer
Tarceva	Drug for Lung Cancer
Erbitux	Drug for Colorectal Cancer
Avastin	Drug for Colorectal Cancer
Herceptin	Drug for Breast Cancer

The laws and regulations in P.R.C. that affect our businesses

The only regulation which is available to UKRAIN now is Drug Registration Special Approval process Implementing Method.

Currency exchange

All profits made by HUMAN LIFE use RMB, Hong Kong dollar, Macao dollar, new Taiwan dollar, US dollar, Eurodollar as unit, so the HUMAN LIFE will be influenced by variation of different currency exchange rate which are used as its profits and expenses settlements.

To solve the problem of different currency exchange rate, HUMAN LIFE uses US dollar as reporting currency.

Item 12A. Disclosure of Commission Position on Indemnification for Securities Act Liabilities

No dealer salesman or other person has been authorized to give any information or to make any representations, other than those contained in this prospectus. Any information or representation not contained in this prospectus must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby in any state or other jurisdiction to any person to whom it is unlawful to make such offer or solicitation.  Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in our affairs since the date of this prospectus.

Until May 27, 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of various expenses, all of which we will pay in connection with the sale and distribution of the securities being registered.

SEC Registration Fees	$818.68

Legal Fees	$30,000

Accounting Fees	$ 25,000

Miscellaneous Expenses	$5,000

Total	$60,818.68

All expenses, except the SEC registration fee, are estimated.

Item 14. Indemnification of Directors and Officers

Our Articles of Incorporation provide that we must indemnify our officers and directors to the fullest extent permitted by Cayman Islands law for all expenses incurred in the settlement of any actions against such persons in connection with their having served as officers or directors.

Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such limitation or indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DIRECTORS AND EXECUTIVE OFFICERS

The bio of board members

Position	Name	Sex	Age	Career:	Education
President	LIN SHIH-HUANG	Male	52	* LIPANO (Beijing) L.T.D 1992-today president * Human Life Science Holding Corp. 2001-now president and CEO

1.

Bachelor of municipal administration, Taipei Culture University 1979

2.

Business executive study, Taipei Chengchi University 1984

3.

Advanced studies in Medical College of Germany Ulm University 2004

Books: Four books such as say no to death

Director	CHEN, Ming-Chang	Male	57

*

Business Management Institute, Taipei Chung Hsing University.

1989-1991 director

*

China Productivity Center. 1999-2000 General manager

*

Chinese Knowledge-Economic Association.

2001-today Chairman,

*

 Academy of Management in Taiwan

2006-today President,

					Doctor of business management, Taipei Chengchi University 1981 Books: ten books such as The Strategy For Enterprises to Win.

#

Director	LEU Shuh-Yan	Male	58

*

Surgical Department of Large intestine and Recta, Taipei Veterans General Hospital.

1977.5-1995.2 Attending physician

*

Surgical Department of Large intestine and Recta, Koo Foundation Sun Yet-Sen Cancer Center

1995.2-2004.2 Chief Executive

*

Mayo Clinic, USA

1985-1986

*

Medical Research Center in Cleveland, USA

1985-1986

*

Research Center of St. Mark's Hospital, England

1985-1986

*

Sieving Analysis Program of large intestine Cancer, Executive Department of Ministry of Health.

Project Manager

*

The Program of Monographic Study, National Science Committee, Taiwan

Project Manager

*

Guest Doctor, Public Health Insurance of Taiwan

*

 Medical Auditing Commissioner, Labor Insurance Office, Taiwan

*

Associate professor, Surgical department, Faculty of Medicine, National Yang-Ming University

*

President, Rotary of Taipei Jiantan

*

Academician, International College of Surgeons, USA

*

Commissioner, National Health Research Institutes, Taiwan

*

Consumer's Foundation, Chinese Taipei

*

Director, Large intestine and Recta Medical Science

KAOHSIUNG Medical University Bachelor of medicine, 1975

The Bio of the officers

Position	Name	Sex	Age	Career	Education
CEO	LIN SHIH-HUANG	Male	52	* LIPANO (Beijing) L.T.D 1992-today president * Human Life Science Holding Corp. 2001-today President and CEO

1.

Bachelor of municipal administration, Taipei Culture University 1979

2.

Business executive study, Taipei Chengchi University 1984

3.

Advanced studies in Medical College of Germany Ulm University 2004

Books: Four books such as say no to death

CFO	Sun Quan-Sheng	Male	41	* LIPANO (Beijing) L.T.D 1992-2001 Marketing manager * Human Life Science Holding Corp. 2001-today Chief Financial Officer	Bachelor of commercial sciences, Peking University 1989

Note:

1. The two officers above do not have other employment or fiduciary obligations.

2. The time during which the two officers above are devoted to HUMAN LIFE businesses is from July 5, 2001 to nowadays.

The important terms in the CEO and CFO's employment contracts are as following:

(1)

  There is one CEO and one CFO in HUMAN LIFE

(2)

  CEO is employed or unemployed by the board of directors, who report work directly to the board.

(3)

  CFO who also is employed or unemployed by the board of directors is nominated by CEO.

(4)

  The CEO and CFO's tenure of office is three years, but the tenure of office can be continued after it ended.

(5)

  CEO executes the resolutions of the board.

(6)

  CEO and CFO should report the financial conditions to the board every quarter.

(7)

  If CEO makes the loss to company for the violation of laws or regulations or articles of Incorporation when he execute the company's affairs, CEO should have obligations of compensation for loss.

Executive Compensation

The following table shows the compensation paid or accrued during the two years ended Dec 31, 2007 to Lin Shih-Huang, our Chief Executive Officer.  None of our executive officers or directors received compensation in excess of $100,000 during our past two fiscal years.

Name and Principal Position	Fiscal Year	Salary (1)	Bonus (2)	Stock Awards (3)	Option Awards (4)	All Other Annual Compensation (5)	Total
LIN SHIH-HUANG (President and CEO)	2007	$12					$12
	2006	$12					$12

(1) The dollar value of base salary (cash and non-cash) received.

(2) The dollar value of bonus (cash and non-cash) received.

(3) During the periods covered by the table, the value of our shares issued as compensation for services to the persons listed in the table.

(4) The value of all stock options granted during the periods covered by the table.

All other compensation received that we could not properly report in any other column of the table.

The terms of the employment agreements, which we have with our officers, are shown below.  The table also shows the amount of time these officers expect to devote to our business during the year ending December 31, 2007.

		Approximate Time
	Monthly	To Be Devoted
Name	Salary	Our Business

Lin Shih-Huang	$1	Seven Years

Sun Quan-sheng	$835	Seven Years

Stock Options: We have not granted any stock options to any of our officers or directors and do not have any stock option plans in effect as of Dec 31, 2007.  In the future, we may grant stock options to our officers, directors, employees or consultants.

Long-Term Incentive Plans:  We do not provide our officers or employees with pension; stock appreciation rights, long-term incentive or other plans and have no intention of implementing any of these plans for the foreseeable future.

Employee Pension, Profit Sharing or other Retirement Plans:  We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

Compensation of Directors:  Our directors do not receive any compensation for their services as directors.

Item 15. Recent Sales of Unregistered Securities

We were incorporated in Cayman Islands in July 5, 2001 and the registration capital is $50,000. The shares of company's common stock were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act").  These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholder had the necessary investment intent as required by Section 4(2) since she agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On May 27, 2008, HUMAN LIFE has fifty-three shareholders. All of fifty-three investors are long-term investors; the dates when the fifty-three shareholders hold their shares are just as the date of acquisition in Item 11. The time when all of investors hold their shares have excess one year.

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. §230.506:

(A) No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B) At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an "investment company" within the meaning of the federal securities laws.

(C) Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D) The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E) None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in January 2008 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 16. Exhibits and Financial Statements Schedules

Exhibits index

No	Exhibits
1	Certificate of Incorporation
2	Publish patent numbers in P.R.C
3	Publish patent numbers in R.O.C
4	The certificate about UKRAIN's pharmacodynamics in America National Cancer Institution
5	The Commitment letter about the future fund supply
7	The passport and graduation certificates of LIN SHIH-HUANG and CHEN Ming-Chang
8	The passport and graduation certificate of LEU Shuh-Yan
9	The ID card and graduation certificate of Sun Quan-Sheng
10	The rental contract about the Beijing office
11	The Commitment letter to the shareholders of HUMAN LIFE
23	Auditors' Consent

Financial Statements Schedules

HUMAN LIFE SCIENCE HOLDING CORP.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS FOR THE YEARS ENDED

DECEMBER 31, 2007, 2006 AND 2005, AND

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KCCW Accountancy Corp

671 Brea Canyon Rd, #1

Walnut, CA  91789

Tel: +1 909 348 7228

Fax: +1 909 839 2686

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Human Life Science Holding Corp.

(A Development Stage Company)

We have audited the accompanying balance sheets of Human Life Science Holding Corp. (A Development Stage Company) as of December 31, 2007, 2006, and 2005, and the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2007, 2006, and 2005, and the results of its operations and its cash flows for years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to the matter are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

KCCW Accountancy Corp.

April 21, 2008

The Accompanying Notes Are an Integral Part of the Financial Statements.

HUMAN LIFE SCIENCE HOLDING CORP.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

	December 31,	December 31,	December 31,
	2007	2006	2005
Assets
Current Assets
Cash and cash equivalents	$49,976	$50,000	$50,000

Other Assets
Deposits	1,896	1,896	1,896

Total Assets	$51,872	$51,896	$51,896

Liabilities and Stockholders' Deficit
Current Liabilities
Accounts payable and accrued expenses	$37	$181	$15
Due to shareholders	200,267	153,794	109,935
Total liabilities	200,304	153,975	109,950

Commitments and Contingencies

Stockholders' Deficit
Common stock, $1 par value, 50,000 shares
authorized, issued and outstanding at
December 31, 2006 and 2005;
no par value, 66,660,000 shares authorized,
issued and outstanding at December 31, 2007	50,000	50,000	50,000
Deficit accumulated during the development stage	(198,432)	(152,079)	(108,054)
Total stockholders' deficit	(148,432)	(102,079)	(58,054)

Total Liabilities and Stockholders' Deficit	$51,872	$51,896	$51,896

The Accompanying Notes Are an Integral Part of the Financial Statements.

HUMAN LIFE SCIENCE HOLDING CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

				Accumulated
				from
				July 5, 2001
	Year ended	Year ended	Year ended	(inception) to
	December 31,	December 31,	December 31,	December 31
	2007	2006	2005	2007

General and administrative expenses	$44,296	$42,926	$44,862	$194,812

Loss from operations	(44,296)	(42,926)	(44,862)	(194,812)

Other income (expenses)
Loss on currency exchange	(2,057)	(1,099.00)	(464.00)	(3,620)

Net loss	$(46,353)	$(44,025)	$(45,326)	$(198,432)

Net Loss Per Share-
Basic and Diluted	$(0.00)	$(0.88)	$(0.91)

Weighted Average Shares Outstanding:
Basic and Diluted	66,660,000	50,000	50,000

The Accompanying Notes Are an Integral Part of the Financial Statements.

HUMAN LIFE SCIENCE HOLDING CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

			Deficit Accumulated
	Common Stock		During the
	Share	Amount	Development Stage	Total

Balance, December 31, 2004	50,000	$50,000	$(62,728)	$(12,728)

Net loss for the year 2005	-	-	(45,326)	(45,326)

Balance, December 31, 2005	50,000	50,000	(108,054)	(58,054)

Net loss for the year 2006	-	-	(44,025)	(44,025)

Balance, December 31, 2006	50,000	50,000	(152,079)	(102,079)

Cancellation of old shares	(50,000)	-	-	-
Issuance of new shares	66,660,000	-	-	-
Net loss for the year 2007	-	-	(46,353)	(46,353)

Balance, December 31, 2007	66,660,000	$50,000	$(198,432)	$(148,432)

The Accompanying Notes Are an Integral Part of the Financial Statements.

HUMAN LIFE SCIENCE HOLDING CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

				Accumulated from
	Year ended	Year ended	Year ended	July 5, 2001
	December 31,	December 31,	December 31,	(inception) to
	2007	2006	2005	December 31, 2007
Cash flows from operating activities
Net loss	$(46,353)	$(44,025)	$(45,326)	$(198,432)
Adjustments to reconcile net income to net cash
used in operating activities:
Changes in assets and liabilities:
Increase (decrease) in accounts payable and accrued expenses	(144)	166	15	37
Net cash used in operating activities	(46,497)	(43,859)	(45,311)	(198,395)

Cash flows from investing activities
Increase in refundable deposits	-	-	(1,896)	(1,896)
Net cash used in investing activities	-	-	(1,896)	(1,896)

Cash flows from financing activities
Proceeds from issuance of common stock	-	-	-	50,000
Increase in due to shareholders	46,473	43,859	47,207	200,267
Net cash provided by financing activities	46,473	43,859	47,207	250,267

Net increase (decrease) in cash and cash equivalents	(24)	-	-	49,976

Cash and cash equivalents
Beginning	50,000	50,000	50,000	-
Ending	$49,976	$50,000	$50,000	$49,976

Supplemental disclosure of cash flows
Cash paid during the period for:
Interest expense	$-	$-	$-	$-
Income tax	$-	$-	$-	$-

The Accompanying Notes Are an Integral Part of the Financial Statements.

HUMAN LIFE SCIENCE HOLDING CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

1.  ORGANIZATION AND NATURE OF BUSINESS

Development Stage Company-Human Life Science Holding Corp. (the “Company” or “Human Life”), a company in the developmental stage as defined by Statement of Financial Accounting Standard ("SFAS") No. 7 "Accounting and Reporting by Development Stage Enterprises", was incorporated on July 5, 2001 in British Cayman Islands. The Company has not conducted significant business operations nor had revenues from operation in each of its last three fiscal years. The Company's business plan is to seek, investigate, and, if warranted, acquire one or more pharmaceutical company in China, and to pursue other related activities intended to enhance shareholder value. The acquisition of a business opportunity may be made by purchase, merger, exchange of stock, or otherwise, and may encompass assets or a business entity, such as a corporation, joint venture, or partnership.

2.  GOING CONCERN

The accompanying financial statements have been prepared on the basis that the Company will continue as a going concern. The Company has incurred significant operating losses from operating activities since its inception. As of December 31, 2007, the condition raised substantial doubt as to the Company's ability to continue as a going concern. There can be no assurance that the Company will be successful in its efforts to generate, increase, or maintain revenue or raise additional capital on terms acceptable to the Company or that the Company will be able to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability of the carrying amount of the recorded assets or the amount of liabilities that might result from the outcome of this uncertainty.

3.  SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash and all highly liquid financial instruments with purchased maturities of three months or less.

3.  SIGNIFICANT ACCOUNTING POLICIES (Continued)

Basic Earnings (Loss) Per Share

The Company computes net income (loss) per share pursuant to Statement of Financial Accounting Standards No. 128 “Earnings Per Share”. Basic net income (loss) per share is computed by dividing income or loss applicable to common shareholders by the weighted average number of shares of the Company's common stock outstanding during the period. Diluted net income (loss) per share is determined in the same manner as basic net income (loss) per share except that the number of shares is increased assuming exercise of dilutive stock options, warrants and convertible debt using the treasury stock method and dilutive conversion of the Company's convertible preferred stock.

Revenue Recognition

Revenue will be recognized when title to the products transfer to the purchaser.

Disclosure of Fair Value of Financial Instruments

The Company's financial instruments include accounts payable. The carrying amounts reflected in the balance sheet for financial liabilities classified as current liabilities approximate fair value due to the short maturity of such instruments.

Comprehensive Income (Loss)

Comprehensive income is defined as all changes in shareholders' equity, exclusive of transactions with owners, such as capital instruments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries, changes in market value of certain investments in securities and certain changes in minimum pension liabilities. The Company's comprehensive loss was equal to its net loss for the period inception (July 5, 2001) through December 31, 2007.

Recently Issued Accounting pronouncements

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements, which changes the accounting and reporting standards for the noncontrolling interests in a subsidiary in consolidated financial statements. SFAS 160 recharacterizes minority interests as noncontrolling interests and requires noncontrolling interests to be classified as a component of shareholders' equity. SFAS 160 is effective January 1, 2009 and requires retroactive adoption of the presentation and disclosure requirements for existing minority interests. The Company is currently evaluating the impact of SFAS 160 on its consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations, ("SFAS 141R"), which changes how business combinations are accounted for and will impact financial statements both on the acquisition date and in subsequent periods. SFAS 141R is effective January 1, 2009, and will be applied prospectively. The impact of adopting SFAS 141R will depend on the nature and terms of future acquisitions.

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities-Including and amendment of FASB Statement No. 115". SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15,

3.  SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Issued Accounting Pronouncements (Continued)

2007. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ending February 28, 2009. The Company is currently evaluating the impact of SFAS No. 159 on its financial statements.

In September 2006, the SEC issued Staff Accounting Bulletin ("SAB") No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements." SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for periods ending after November 15, 2006. The adoption of SAB No. 108 did not have a material effect on its financial statements.

In September 2006, the FASB issued SFAS No. 158 "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans-an amendment of FASB Statements No. 87, 88, 106 and 132 (R)" SFAS No. 158 requires employers to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. SFAS No. 158 also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. As such, the Company is required to adopt these provisions effective this fiscal year end. The adoption of this statement has no material effect on the Company's reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements". SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles ("GAAP"), and expands disclosures about fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ending February 28, 2009. The Company is currently evaluating the impact of SFAS No. 157 on its financial statements.

In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statements No. 109" (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a two-step method of first evaluating whether a tax position has met a more likely than not recognition threshold and second, measuring that tax position to determine the amount of benefit to be recognized in the financial statements. FIN 48 provides guidance on the presentation of such positions within a classified statement of financial position as well as on de-recognition, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this standard did not have a material effect on the Company's results of operations or financial position.

3.  SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Issued Accounting Pronouncements (Continued)

In March 2006, the FASB issued Statement No. 156, "Accounting for Servicing of Financial Assets” (“SFAS 156”), an amendment of FASB Statement No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006.  The adoption of this statement did not have a material effect on the Company's financial position or results of operations.

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the Impairment or Disposal of Long-Lived Assets", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. The adoption of this statement did not have a material effect on the Company's financial position or results of operations.

In May 2005, the FASB issued Statement No. 154, "Accounting Changes and Error Corrections" ("SFAS 154"), a replacement of Accounting Principles Board Opinion No. 20, "Accounting Changes", and Statement No. 3, "Reporting Accounting Changes in Interim Financial Statements". SFAS 154 changes the requirements for the accounting for, and reporting of, a change in accounting principle. Previously, voluntary changes in accounting principles were generally required to be recognized by way of a cumulative effect adjustment within net income during the period of the change. SFAS 154 requires retrospective application to prior periods' financial statements, unless it is impracticable to determine either the period of specific effects or the cumulative effect of the change. SFAS 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005; however, the statement does not change the transition provisions of any existing accounting pronouncements. The Company does not believe adoption of SFAS 154 will have a material effect on its financial position, cash flows or results of operations.

4.  COMMITMENTS

The Company leases office facilities in Beijing, China under operating lease that expires in December 2008. Rental expense under this operating lease for the years ended December 31, 2007, 2006 and 2005 was approximately $ 22,753, 22,753 and 22,753, respectively. Future minimum lease commitment on the non-cancelable operating lease is approximately 23,954 for the year ended December 31, 2008.

5.  COMMON STOCK

The Company was authorized to issue 50,000 shares of $1 par value commons stock at its inception. Each holder of common stock has one, non-cumulative vote per share on all matters voted upon by the shareholders. At December 31, 2005 and 2006, the Company had 50,000 shares of common stock issued and outstanding.

In April 2007, the Company was authorized to increase the shares of common stock from 50,000 to 66,660,000 shares, without par value. The Company converted all of its initial issued and outstanding 50,000 shares into 66,660,000 shares. The balances of capital accounts remain unchanged as a result of the transaction.

6.  INCOME TAXES

Income before income taxes for the years ended December 31, 2007, 2006 and 2005 includes the results of operations of British Cayman Islands and its branch office in China. The Company is incorporated in British Cayman Islands and is not required to pay income tax. The provision for income taxes calculated at the statutory rates in the combined statements of income is as follows for the years ended December 31:

	2007	2006	2005
Current provision:
Computed (provision for) income taxes
at statutory rates in BCI	$-	$-	$-
Computed (provision for) income taxes
at statutory rates in China	-	-	-
Total current provision	-	-	-

Deferred provision:
BCI	-	-	-
China	-	-	-
Valuation allowance	-	-	-
Total deferred provision	-	-	-
Provision for income taxes	$-	$-	$-

Deferred tax assets and liabilities are measured based on the difference between the financial statement and tax bases of assets and liabilities at the applicable tax rates. There were no significant components of the deferred tax for the years ended December 31, 2007, 2006 and 2005.

7.  RELATED-PARTY TRANSACTIONS

Advances to Shareholders - The advances to shareholders are non-interest bearing and without fixed terms of repayment.

HUMAN LIFE SCIENCE HOLDING CORP.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED

MARCH 31, 2008

HUMAN LIFE SCIENCE HOLDING CORP.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED BALANCE SHEETS

	March 31,	December 31,
	2008	2007
Assets
Current Assets
Cash and cash equivalents	$49,976	$49,976

Other Assets
Deposits	1,896	1,896

Total Assets	$51,872	$51,872

Liabilities and Stockholders' Deficit
Current Liabilities
Accounts payable and accrued expenses	$10,164	$37
Due to shareholders	211,864	200,267
Total liabilities	222,028	200,304

Commitments and Contingencies

Stockholders' Deficit
Common stock, no par value, 66,660,000 shares
authorized, issued and outstanding at
March 31, 2008 and December 31, 2007	50,000	50,000
Deficit accumulated during the development
Deficit accumulated during the development stage	(220,156)	(198,432)
Total stockholders' deficit	(170,156)	(148,432)

Total Liabilities and Stockholders' Deficit	$51,872	$51,872

The Accompanying Notes Are an Integral Part of the Financial Statements.

HUMAN LIFE SCIENCE HOLDING CORP.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2008 AND 2007

AND INCEPTION (JULY 5, 2001) TO MARCH 31, 2008

			Accumulated
			from
	Three Months	Three Months	July 5, 2001
	Ended March 31,	Ended March 31,	(inception) to
	2008	2007	March 31, 2008

General and administrative expenses	$21,714	$10,314	$216,526

Loss from operations	(21,714)	(10,314)	(216,526)

Other income (expenses)
Loss on currency exchange	(10)	(279)	(3,630)

Net loss	$(21,724)	$(10,593)	$(220,156)

Net Loss Per Share-
Basic and Diluted	$(0.0003)	$(0.2119)

Weighted Average Shares Outstanding:
Basic and Diluted	66,660,000	50,000

The Accompanying Notes Are an Integral Part of the Financial Statements.

HUMAN LIFE SCIENCE HOLDING CORP.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENTS OF CASH FLOWS

THREE MONTHS ENDED MARCH 31, 2008 AND 2007

AND INCEPTION (JULY 5, 2001) TO MARCH 31, 2008

			Accumulated from
	Three Months ended	Three Months ended	July 5, 2001
	March 31,	March 31,	(inception) to
	2008	2007	March 31, 2008
Cash flows from operating activities
Net loss	$(21,724)	$(10,593)	$(220,156)
Adjustments to reconcile net income to net cash
used in operating activities:
Changes in assets and liabilities:
Increase (decrease) in accounts payable and accrued expenses	10,127	(153)	10,164
Net cash used in operating activities	(11,597)	(10,746)	(209,992)

Cash flows from investing activities
Increase in refundable deposits	-	-	(1,896)
Net cash used in investing activities	-	-	(1,896)

Cash flows from financing activities
Proceeds from issuance of common stock	-	-	50,000
Increase in due to shareholders	11,597	10,746	211,864
Net cash provided by financing activities	11,597	10,746	261,864

Net increase (decrease) in cash and cash equivalents	-	-	49,976

Cash and cash equivalents
Beginning	49,976	50,000	-
Ending	$49,976	$50,000	$49,976

Supplemental disclosure of cash flows
Cash paid during the period for:
Interest expense	$-	$-	$-
Income tax	$-	$-	$-

The Accompanying Notes Are an Integral Part of the Financial Statements.

HUMAN LIFE SCIENCE HOLDING CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2008

1  BASIS OF PRESENTATION

The accompanying unaudited condensed interim financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”)  and generally accepted accounting principles for interim financial reporting. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for fair presentation have been included. Operating results for the three-month period ended March 31, 2008 are not necessarily indicative of the results that may be expected for the year ended December 31, 2008.

2.  ORGANIZATION AND NATURE OF BUSINESS

Development Stage Company - Human Life Science Holding Corp. (the “Company” or “Human Life”), a company in the developmental stage as defined by Statement of Financial Accounting Standard ("SFAS") No. 7 "Accounting and Reporting by Development Stage Enterprises", was incorporated on July 5, 2001 in British Cayman Islands. The Company has not conducted significant business operations nor had revenues from operations. The Company's business plan is to seek, investigate, and, if warranted, acquire one or more pharmaceutical company in China, and to pursue other related activities intended to enhance shareholder value. The acquisition of a business opportunity may be made by purchase, merger, exchange of stock, or otherwise, and may encompass assets or a business entity, such as a corporation, joint venture, or partnership.

3.  SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Recently Issued Accounting pronouncements

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements, which changes the accounting and reporting standards for the noncontrolling interests in a subsidiary in consolidated financial statements. SFAS 160 recharacterizes minority interests as noncontrolling interests and requires noncontrolling interests to be classified as a component of shareholders' equity. SFAS 160 is effective January 1, 2009 and requires retroactive adoption of the presentation and disclosure requirements for existing minority interests. The Company is currently evaluating the impact of SFAS 160 on its consolidated financial statements.

3.  SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Issued Accounting Pronouncements (Continued)

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations, ("SFAS 141R"), which changes how business combinations are accounted for and will impact financial statements both on the acquisition date and in subsequent periods. SFAS 141R is effective January 1, 2009, and will be applied prospectively. The impact of adopting SFAS 141R will depend on the nature and terms of future acquisitions.

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities-Including and amendment of FASB Statement No. 115". SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ending February 28, 2009. The Company is currently evaluating the impact of SFAS No. 159 on its financial statements.

In September 2006, the SEC issued Staff Accounting Bulletin ("SAB") No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements." SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for periods ending after November 15, 2006. The adoption of SAB No. 108 did not have a material effect on its financial statements.

In September 2006, the FASB issued SFAS No. 158 "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans-an amendment of FASB Statements No. 87, 88, 106 and 132 (R)" SFAS No. 158 requires employers to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. SFAS No. 158 also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. As such, the Company is required to adopt these provisions effective this fiscal year end. The adoption of this statement has no material effect on the Company's reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements". SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles ("GAAP"), and expands disclosures about fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ending February 28, 2009. The Company is currently evaluating the impact of SFAS No. 157 on its financial statements.

3.  SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Issued Accounting Pronouncements (Continued)

In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statements No. 109" (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a two-step method of first evaluating whether a tax position has met a more likely than not recognition threshold and second, measuring that tax position to determine the amount of benefit to be recognized in the financial statements. FIN 48 provides guidance on the presentation of such positions within a classified statement of financial position as well as on de-recognition, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this standard did not have a material effect on the Company's results of operations or financial position.

In March 2006, the FASB issued Statement No. 156, "Accounting for Servicing of Financial Assets” (“SFAS 156”), an amendment of FASB Statement No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006.  The adoption of this statement did not have a material effect on the Company's financial position or results of operations.

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the Impairment or Disposal of Long-Lived Assets", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. The adoption of this statement did not have a material effect on the Company's financial position or results of operations.

In May 2005, the FASB issued Statement No. 154, "Accounting Changes and Error Corrections" ("SFAS 154"), a replacement of Accounting Principles Board Opinion No. 20, "Accounting Changes", and Statement No. 3, "Reporting Accounting Changes in Interim Financial Statements". SFAS 154 changes the requirements for the accounting for, and reporting of, a change in accounting principle. Previously, voluntary changes in accounting principles were generally required to be recognized by way of a cumulative effect adjustment within net income during the period of the change. SFAS 154 requires retrospective application to prior periods' financial statements, unless it is impracticable to determine either the period of specific effects or the cumulative effect of the change. SFAS 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005; however, the statement does not change the transition provisions of any existing accounting pronouncements. The Company does not believe adoption of SFAS 154 will have a material effect on its financial position, cash flows or results of operations.

4.  COMMON STOCK

The Company was authorized to issue 50,000 shares of $1 par value commons stock at its inception. Each holder of common stock has one, non-cumulative vote per share on all matters voted upon by the shareholders. At December 31, 2005 and 2006, the Company had 50,000 shares of common stock issued and outstanding.

In April 2007, the Company was authorized to increase the shares of common stock from 50,000 to 66,660,000 shares, without par value. The Company converted all of its initial issued and outstanding 50,000 shares into 66,660,000 shares. The balances of capital accounts remain unchanged as a result of the transaction.

5.  RELATED-PARTY TRANSACTIONS

Advances to Shareholders - The advances to shareholders are non-interest bearing and without fixed terms of repayment.

Item 17. Undertakings

(a) The Registrant will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to.

(i) Include any Prospectus required by Section l0 (a)(3) of the Securities Act:

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of l933 (the “Act”) may be permitted to directors, officers and controlling persons of the Small Business Issuer pursuant to the foregoing provisions or otherwise, the Small Business Issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Small Business Issuer of expenses incurred or paid by a director, officer or controlling person of the Small Business Issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Small Business Issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) That, for the purpose of determining liability under the Securities Act to any purchaser:

(1) If the small business issuer is relying on Rule 430B:

(i) Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(2) If the small business issuer is subject to Rule 430C, include the following:

(i) Each prospectus filed pursuant to Rue 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing Form S-1 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Beijing, China on May 27, 2008.

HUMAN LIFE SCIENCE HOLDING CORP.

By: LIN SHIH-HUANG,

President and Chief Executive Officer

By: Sun Quan-Sheng

Chief Financial and Accounting Officer

By:  Zi Jing Qiu

The authorized representative in USA